EXHIBIT 11

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


WE CONSENT TO THE USE IN THIS POST-EFFECTIVE AMENDMENT NUMBER 7 TO THE PENN CAPITAL ASSET ALLOCATIONS FUND'S REGISTRATION STATEMENT ON FORM N-1A OF OUR REPORT DATED DECEMBER 12, 1995 ON THE FINANCIAL STATEMENTS OF THE PENN CAPITAL ASSET ALLOCATION FUND AND THE SUMMARY FINANCIAL INFORMATION INCLUDED IN THE PROSPECTUS AND TO THE REFERENCES MADE TO US UNDER THE CAPTION "CONDENSED FINANCIAL INFORMATION" INCLUDED IN THE PROSPECTUS AND UNDER THE CAPTION "AUDITORS" INCLUDED IN THE STATEMENT OF ADDITIONAL INFORMATION.

/S/ MCCURDY & ASSOCIATES

MCCURDY & ASSOCIATES CPA'S, INC.
WESTLAKE, OHIO 44415
JANUARY 24, 1996